ERNST & YOUNG            ERNST  &  YOUNG  LLP            Phone:  (604)  891-8200
                         CHARTERED  ACCOUNTANTS          Fax:    (604)  643-5422
                         Pacific  Centre
                         700  West  Georgia  Street
                         P.O.  Box  10101
                         Vancouver,  BC  V7Y  1C7



December  5,  2005



Securities  and  Exchange  Commission
Washington,  D.C.  20549

Ladies  and  Gentlemen:


We were previously the independent registered public accounting firm for ATM Financial Corp. (the "Company"). On December 1, 2005, our appointment as the independent registered public accounting firm was terminated. We have reviewed ATM Financial Corp.'s statements included under Item 4.01 of its Form 8-K dated December 2, 2005, and we agree with the statements contained therein, except that we are not in a position to agree or disagree with the Company's statements that the change was approved by the Board of Directors.


Yours  truly,

/s/  Ernst  &  Young  LLP

Chartered  Accountants
David  Kong
Direct  Line:  604-648-3615



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